                                     AMERICAN SKANDIA MARKETING, INCORPORATED

                                                  CODE OF ETHICS
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         WHEREAS,  AMERICAN  SKANDIA  MARKETING,  INCORPORATED  ("ASM")  is a  registered  broker-dealer  under the
Securities Exchange Act of 1934, as amended; and

         WHEREAS,  Rule  17j-1  under  the  Investment  Company  Act of  1940,  as  amended  ("ICA")  requires  the underwriter and distributor of a registered investment company to adopt a Code of Ethics; and

         WHEREAS,  ASM is an  underwriter  and  distributor  of investment  company  securities  issued by American
Skandia Advisor Funds, Inc., American Skandia Trust, and American Skandia Master Trust.

         NOW,  THEREFORE,  the ASM  hereby  adopt  the  following  Code  of  Ethics,  as  amended,  on this  day of
December, 2001.
..

                                                    DEFINITIONS
                                                    -----------

         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access  Person" means any director,  officer,  or advisory  person of ASM. The president of ASM,
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or his or her  designate,  will  maintain a list of all Access  Persons,  and will  notify  each  access  person in writing that such person is an access  person.  Once a person has been so  identified  he or she shall  continue to be an Access  Person until  otherwise  notified in writing by the  president,  or his or her  designate,  provided, however,  if such  person is an Access  Person  solely  because he or she is a director of ASM,  such person  shall cease to be an Access  Person at the time such person  ceases to be a director.  Each Access Person shall receive a copy of this Code.

         (b)      "Advisory Person" means:
                   ---------------

                  (i)      any  director,  officer or employee  of ASM (or of any entity in a control  relationship with ASM as defined  in (d)  hereof)  who,  in  connection  with his or her  regular  functions  or duties,  makes, participates  in, or obtains  information  (other than publicly  available  information)  regarding the purchase or sale of a  security  for a  investment  company  registered  under  the ICA  for  which  ASM  serves  as  principal underwriter  ("Client  Company"),  or whose functions relate to the making of any  recommendations  with respect to such purchases or sales; and

                  (ii)     any natural  person who controls ASM and who obtains  information  (other than  publicly available information)  concerning  recommendations made to a Client Company with regard to the purchase or sale of a security.

         (c)      "Beneficial  ownership of a security" by any person  includes  securities  held by: (a) a spouse,
                   -----------------------------------
minor  children or relatives  who share the same home with such person;  (b) an estate for such  person's  benefit;
(c) a trust,  of which (i) such person is a trustee or such  person or members of such  person's  immediate  family have a vested  interest  in the  income or corpus  of the  trust,  or (ii)  such  person  owns a vested  beneficial interest,  or (iii) such  person is the  settlor  and such  person has the power to revoke  the trust  without  the consent of all the  beneficiaries;  (d) a partnership in which such person is a partner;  (e) a corporation  (other than with  respect to treasury  shares of the  corporation)  of which such  person is an  officer,  director or 10%
stockholder;  (f) any other  person if, by reason of  contract,  understanding,  relationship,  agreement  or other arrangement,  such person obtains therefrom benefits  substantially  equivalent to those of ownership;  or (g) such person's  spouse or minor children or any other person,  if, even though such person does not obtain  therefrom the above-mentioned  benefits of  ownership,  such person can vest or revest title in himself at once or at some future time.  A  beneficial  owner of a security  also  includes  any person  who  directly  or  indirectly,  through  any contract,  arrangement,  understanding,  relationship  or otherwise,  has or shares voting power and/or  investment power  with  respect  to such  security.  Voting  power  includes  the power to vote,  or direct the voting of such security,  and investment power includes the power to dispose,  or to direct the disposition,  of such security.  A person is the beneficial owner of a security if he has the right to acquire  beneficial  ownership of such security at any time within sixty (60) days.

         (d)      "Control"  means the power to exercise a controlling  influence  over the  management or policies
                   -------
of a  corporation.  Any  person  who  owns  beneficially,  either  directly  or  through  one  or  more  controlled corporations,  more  than  25% of the  voting  securities  of a  corporation  shall be  presumed  to  control  such corporation.

         (e)      "Covered  Security"  means  any  note,  stock,  treasury  stock,  bond,  debenture,  evidence  of
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indebtedness,   certificate  of  interest  or  participation  in  any  profit-sharing  agreement,  collateral-trust certificate,  pre-organization certificate or subscription,  transferable share, investment contract,  voting-trust certificate,  certificate of deposit for a security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including a certificate of deposit) or on any group or index of  securities  (including  any  interest  therein or based on the value  thereof),  or any put, call,  straddle,  option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general,  any interest or instrument  commonly  known as a  "security",  or any  certificate  of interest or participation  in,  temporary  or  interim  certificate  for,  receipt  for,  guarantee  of, or warrant or right to subscribe  to or  purchase,  any of the  foregoing;  provided,  however,  that  "Covered  Security"  shall not mean
                                                     --------   -------
securities  issued by the Government of the United States,  bankers'  acceptances,  bank  certificates  of deposit, commercial  paper,  high quality  short-term debt  instruments  (including  repurchase  agreements),  and shares of registered open-end investment companies.

         (f)      "Investment  Personnel"  means an  employee  of ASM (or of any  entity in a control  relationship
                   ---------------------
with ASM as defined in (d)  hereof)  who in  connection  with his or her regular  functions  and  duties,  makes or participates  in making  recommendations  regarding the purchase or sale of securities by the Client  Company;  and any natural person who controls ASM and who obtains information concerning  recommendations  regarding the purchase or sale of securities by the Client Company.

(g)      "Initial  Public  Offering"  means an offering of securities  registered  under the Securities Act of 1933
          -------------------------
("Securities  Act"), the issuer of which,  immediately  before the  registration,  was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act").

         (h)      "Limited  Offering" is an offering  that is exempt from  registration  under the  Securities  Act
                   -----------------
pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (i)      "Purchase  or sale of a covered  security"  includes the writing of an option to purchase or sell
                   ----------------------------------------
a security.

         (j)      "Security held or to be acquired" by a client means any Covered  Security which,  within the most
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recent fifteen (15) days, (i) is or has been held by a Client  Company,  or (ii) is being or has been considered by a Client Company's investment adviser or a Client Company for purchase by such company.

I.       COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND      PROCEDURES
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         All  directors,  officers  or  employees  of ASM shall have and  maintain  knowledge  of and shall  comply strictly with all applicable  Federal and state laws and all rules and  regulations of any  governmental  agency or self-regulatory organization governing his or her activities.

         Each  director,  officer or employee  will be given a copy of the Code of Ethics at the time of his or her employment.

         Each  director,  officer and employee  shall comply with all laws and  regulations  relating to the use of material  non-public  information.  Trading on "inside  information" of any sort, or passing on such information or recommendations  based on such  information,  whether  obtained  in the course of  research  activities,  through a client  relationship,  contract  owner  relationship,  broker  relationship,  investment  advisor  relationship  or otherwise, is strictly prohibited.

         All directors,  officers or employees of ASM shall comply strictly with  procedures  established by ASM to ensure  compliance with  applicable  Federal and state laws and  regulations  adopted by governmental  agencies and self-regulatory  organizations.  The directors,  officers or employees shall not knowingly  participate in, assist, or condone any acts in  violation  of any statute or  regulation  governing  securities  matters,  nor any act that would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each  director,   officer  or  employee  having  supervisory   responsibility  shall  exercise  reasonable
supervision over employees  subject to his or her control,  with a view to preventing any violation by such persons of  applicable  statutes  or  regulations,  ASM's  procedures  or the  provisions  of the Code of Ethics  such as a designated compliance person.

         Any director,  officer or employee  encountering evidence that acts in violation of applicable statutes or regulations  or  provisions  of the Code of  Ethics  have  occurred  shall  report  such  evidence  to the Board of
Directors of ASM, or to a person or persons designated by its Board of Directors.

II.      CONFIDENTIALITY OF TRANSACTIONS
         -------------------------------

         Information  relating to the  portfolio of a Client  Company for which ASM is the  principal  underwriter, including  research and statistical  studies,  is confidential  until publicly  available and whenever  statistical information  or  research  is  supplied  to or  requested  by a  Client  Company  for  which  ASM is the  principal underwriter,  such information must not be disclosed to any persons other than persons  designated by the President or the Board of Trustees of the Client  Company.  If such Client  Company is  considering a particular  purchase or sale of a security for such company, this must not be disclosed except to such duly authorized persons.

         Any ASM officer or employee  authorized  to place orders for the purchase or sale of  securities on behalf of such Client  Company  shall take all steps  reasonably  necessary to provide that all  brokerage  orders for the purchase  and sale of  securities  for the account of such company will be so executed as to ensure that the nature of the  transactions  shall be kept  confidential  until the information is reported to the Securities and Exchange
Commission or the Client Company's shareholders in the normal course of business.

         If any director,  officer or employee of ASM or Access Person should  obtain  information  concerning  the
Client  Company's,  whether in the course of such  person's  duties or  otherwise,  such person  shall  respect the confidential  nature of this  information  and shall not divulge it to anyone  unless it is  properly  part of such person's  services to ASM or the Client  Company to do so, or such person is  specifically  authorized  to do so by the  President  of ASM or the Client  Company,  nor shall such person  recommend  to others the purchase or sale of securities based on such confidential information.

III.     ETHICAL STANDARDS
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         No director,  officer or employee shall  undertake  independent  practice for  compensation in competition with ASM or a Client Company.

         The  directors,  officers,  employees or Access  Persons and their  respective  affiliates,  shall conduct themselves in a manner  consistent with the highest  ethical  standards.  They shall avoid any action,  whether for personal profit or otherwise,  that results in an actual or potential conflict of interest,  or the appearance of a conflict of interest, with ASM or which may be otherwise detrimental to the interests of ASM or a Client Company.

         No officer,  director or employee shall  improperly use for such person's  personal benefit any knowledge, whether  obtained  through such  person's  relationship  with ASM or an  investment  company or  otherwise,  of any investment recommendation made or to be made or of any investment action taken or to be taken by ASM.

         No officer,  director or employee shall disclose any  non-public  information  relating to the such Client
Company's portfolio or transactions,  nor make recommendations to others based on such non-public information,  nor shall any  officer,  director  or  employee  disclose  any  non-public  information  relating  to the  business  or operations of such Client Company unless properly authorized to do so.

         Any director,  officer or employee  having  discretion as to the  selection of  broker-dealers  to execute securities  transactions  for a Client  Company  shall  select  broker-dealers  solely on the basis of the services provided  directly or indirectly by such  broker-dealers  to a Client  Company.  An officer or employee  shall not, directly or indirectly,  receive a fee or commission or other  compensation  or value from any source in connection with the sale or purchase of any security for such Client Company.

         In addition,  ASM shall take all actions  reasonably  calculated to ensure that it engages  broker-dealers to transact  business  whose  partners,  officers and  employees,  and their  respective  affiliates,  will conduct themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal  interests in a matter  that is or may be  competitive  with  his  responsibilities  to  another  person  or  entity  or where an individual has or may have competing  obligations or  responsibilities  to two or more persons or entities.  In the case of the  relationship  between ASM on the one hand, and its  directors,  employees and Access Persons and their respective  affiliates,  on the other hand,  such  conflicts may result from the purchase or sale of securities for the account of a Client Company and for the account of any  affiliated  person or from the purchase or sale for the account of a Client  Company of securities in which an Access Person or employee of a Client  Company or his or her affiliates  has an interest.  In these cases,  all potential or actual  conflicts must be disclosed to the Board of
Directors of ASM or ASM's  designated  compliance  officer and the first  preference  and priority must be to avoid such conflicts of interest  wherever  possible and, where they  unavoidably  occur, to resolve them in a manner not disadvantageous to ASM or a Client Company.

IV.      ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS
         ---------------------------------------------

         (a)      No Access Person shall  recommend to, or cause or attempt to cause,  a Client Company to acquire, dispose  of, or hold any  security  (including,  any option,  warranty or other right or interest  relating to such security)  which such  Access  Person or an  affiliate  of such  Access  Person has direct or  indirect  beneficial ownership  unless the Access  Person  shall first  disclose in writing to his or her Board of  Directors  all facts reasonably  necessary to identify  the nature of the  ownership  of such Access  Person or his or her  affiliate in such security.

         (b)      No Access  Person  shall  knowingly  purchase or sell any security  which said person  intends to recommend  for  purchase or sale by a Client  Company  until a Client  Company has  completed  all of its  intended trades in said security.

         (c)      If,  as a result of  fiduciary  obligations  to other  persons  or  entities,  an  Access  Person believes  that such person or an affiliate of such person is unable to comply with certain  provisions of the Code, such Access Person shall so advise the Board of Directors of ASM or the designated  compliance  officer in writing, setting  forth with  reasonable  specificity  the nature of such  fiduciary  obligations  and the  reasons why such
Access Person  believe such person is unable to comply with any such  provisions.  The Board of Directors of ASM or the  designated  compliance  officer may, in its or his  discretion,  exempt such Access  Person or an affiliate of such person  from any such  provisions,  if it/he  shall  determine  that the  services  of such Access  Person are valuable to the Client  Company and the failure to grant such  exemptions  is likely to cause such Access Person to be unable to render  services  to the  Client  Company.  Any Access  Person  granted an  exemption  (including,  an exception  for an affiliate of such  person),  pursuant to this Section  IV(c) shall,  within three  business  days after  engaging  in a purchase  or sale of a security  held or to be  acquired  by a client,  furnish  the Board of
Directors of ASM or the designated compliance officer with a written report concerning such transaction.

         (c)      From time to time,  directors,  officers or employees of the Client  Company or ASM may establish special or  "insider"  relationships  with one or more  issuers  of  securities  (i.e.,  the  director,  officer or employee  may become an officer or  director  of an issuer,  a member of a  creditors  committee  which  engages in material  negotiations  with an issuer,  etc.).  In such cases,  the Board of  Directors  of ASM or the  designated compliance  officer of the Client Company or ASM may include such issues on a restricted  list containing the names of issuers whose securities are not eligible for purchase or sale by the Client Company or by Access Persons.

V.       ACTIVITIES AND TRANSACTIONS OF DIRECTORS, OFFICERS OR         EMPLOYEES
         ------------------------------------------------------        ---------

         (a)      Rule 17j-1 under the ICA imposes the following obligations:

                  (i)      No  director,  officer or  employee  shall  employ any  device,  scheme or  artifice  to defraud a Client Company;

                  (ii)     No director,  officer or employee  shall make to a Client  Company any untrue  statement of a  material  fact or omit to state  to such  Client  Company  a  material  fact  necessary  in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (iii)    No  director,  officer  or  employee  shall  engage  in any act,  practice  or course of business which operates or would operate as a fraud or deceit upon a Client Company; or

                  (iv)     No  director,  officer  or  employee  shall  engage in any  manipulative  practice  with respect to a Client Company.

VI.      REPORTING PROCEDURES
         --------------------

         (a)      Initial  Reports.  Except as provided in Section VI(e) hereof,  each person shall within ten (10)
days of their  initially  being  identified  as an Access  Person  report to the Board of  Directors  of ASM or the designated  compliance  officer of ASM the information  described in Sections VI(d)(i) and (ii) hereof with respect to all Covered  Securities  in which such Access Person had any direct or indirect  beneficial  ownership as of the date of such  identification  (whether or not any such Covered Security is a security held or to be acquired by the
Client Company) ("Initial Report");  provided,  however,  that such Initial Report may contain a statement that the
                                     --------   -------
report shall not be  construed as an admission by the person  making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b)      Quarterly  Reports.  Except as provided by Section VI(e) hereof,  each Access Person shall report to the Board of Directors of ASM or the designated  compliance officer of ASM the information  described in Section
VI(c) hereof with respect to  transactions  in any Covered  Security in which such Access  Person has, or by reason of such transactions  acquires,  any direct or indirect  beneficial  ownership in the security (whether or not such
Covered  Security is a security held or to be acquired by the Client  Company);  provided,  however,  that any such
                                                                                 --------   -------
report may contain a statement  that the report shall not be  construed  as an admission by the person  making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (c)      Every report  required to be made  pursuant to Section  VI(b) hereof shall be made not later than ten (10) days after the end of the  calendar  quarter in which the  transaction  to which the  report  relates  was effected and shall contain the following information:

                  (i)      The date of transaction,  the title and the number of shares,  and the principal  amount of each security involved;

                  (ii)     The nature of the transaction  (i.e.,  purchase sale or any other type of acquisition or
                                                           ---
disposition);

                  (iii)    The price at which the transactions was effected, and

                  (iv)     The  name of the  broker,  dealer  or bank  with or  through  whom the  transaction  was effected.

(d)      Annual  Reports.  Each Access  Person  shall  report to the Board of  Directors  of ASM or the  designated compliance  officer of ASM annually the  following  information  by January 30th for the previous  year-end,  which information must be current as of a date no more than 30 days before the report is submitted:

(i)      The title,  number of shares and principal  amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; and

(ii)     The name of any  broker,  dealer or bank with whom the  Access  Person  maintains  an account in which any securities are held for the direct or indirect benefit of the Access Person.

                  (iii)    A statement  that he or she (1) has reviewed  and  understands  the Code of Ethics,  (2)
recognizes  that he or she is  subject  to it,  and (3) if such  Access  Person  was  subject to the Code of Ethics during the past year,  has complied  with its  requirements,  including  the  requirements  regarding  reporting of personal securities transactions.

         (e)      Notwithstanding  the provisions of Sections  VI(b) hereof,  no person shall be required to make a report with  respect to  transactions  effected  for any account over which such person does not have any direct or indirect influence or control.

         (f)      Notwithstanding the provisions of Sections V (a), (b), and (d) hereof, if any person required to make a report under such Sections is unable to make such reports within the number of stated days or by the stated date due to special circumstances (e.g., illness or business travel), such person must contact the designated compliance officer .  Any such requests granted will be appropriately documented in writing.
Exemptions under this Section VI (f), in no event, can be approved for any persons beyond any statutorily mandated dates (i.e., beyond ten days for Initial Holdings Reports, beyond ten days for Quarterly Transaction
Reports).

         (g)      All Access  Persons  shall direct any brokerage  firm,  bank or other concern at which the Access
Person has a brokerage  account or  affiliated  brokerage  account to supply the Board of  Directors  of ASM or the designated  compliance  officer of ASM, on a timely basis,  duplicate  copies of the confirmation of all securities transactions  in such account and copies of all periodic  statements for such account.  All Access Persons and such other  persons as the Board of Directors of ASM shall  determine  shall  promptly  inform the Board of Directors of
ASM or  the  designated  compliance  officer  of ASM of any  newly  established  brokerage  account  or  affiliated brokerage account at any brokerage firm, bank or other concern.

VII.     PRE-APPROVAL PROCEDURES
--------------------------------

a.       Investment  Personnel,  if any, must obtain prior  approval  before  directly or indirectly  acquiring any beneficial  ownership in securities (such securities not being limited to Covered  Securities) in an Initial Public
Offering ("IPO") or a Limited Offering ("LO").

b.       All requests  for  pre-approval  shall be directed to the Board of  Directors of ASM or to the  designated compliance  officer of ASM to determine whether  purchasing  securities in IPOs or LOs raise the types of conflicts of interest  that Rule 17j-1 under the ICA is designed to address.  Such  requests  for  pre-approval  shall not be unreasonably  withheld  if it is  determined  that no such  conflicts  of  interest  exist in  connection  with the purchase.

VIII.    REVIEW PROCEDURES
         -----------------

         a.       The reports  submitted by Access Persons  pursuant to Sections VI(a), (b) and (d) hereof shall be reviewed by the Board of Directors of ASM or the  designated  compliance  officer of ASM, or such other  persons or committees as shall be designated by the Board of Directors of ASM, in order to monitor  compliance  with this Code of Ethics.  All failures to comply with this Code of Ethics shall be reported to executive management of ASM.

         b.       With respect to any violation of this Code of Ethics,  ASM's  directors may take any  preventive, remedial or other action that it may deem  appropriate.  In  determining  whether or not there has been, or may be, a conflict of interest  between ASM and any person  subject to this Code of Ethics,  the Board of  Directors of ASM shall consider all of the relevant facts and circumstances.

IX.      SANCTIONS
         ---------

         a.       Persons  violating the  provisions of this Code of Ethics or any rules  thereunder may be subject to sanctions  deemed  appropriate by ASM's executive  management in conjunction  with (if necessary) ASM's Board of
Directors,  which may include,  among other things, fines, a letter of censure, or suspension or termination of the employment of such person.

         b.       Imposition of sanctions and amount of sanctions should include consideration of past violations or multiple violations of this Code of Ethics.

X.       RECORDKEEPING REQUIREMENTS
         --------------------------

         This Code of Ethics,  lists all persons  required to make reports  hereunder from time to time  (including separate lists of all Access Persons and Investment  Personnel,  if any), the names of persons designated to review reports,  a copy of each report made by an Access Person  hereunder,  and a record of each violation hereof and any action taken as a result of such violation shall be maintained by ASM as required by Rule 17j-1.

XI.      BOARD OF DIRECTORS REPORT AND CERTIFICATION
         -------------------------------------------

         No less  frequently  than  annually  for a period not to exceed 12 calendar  months,  ASM shall  report in writing to the boards of  directors  or boards of trustees of its Client  Companies  on issues  raised  under ASM's
Code of Ethics.  Such written report shall:

         (i)      Describe  issues that arose during the previous year under ASM's Code of Ethics,  including,  but not limited to,  information  about  material code or procedure  violations  and  sanctions  imposed in response to those material violations; and

         (ii)     Certify to the Client  Company's board that ASM has adopted  procedures  reasonably  necessary to prevent Access Persons from violating ASM's Code of Ethics.

                                                                                                         Appendix I

XII.     TRAINING
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         ASM shall conduct an annual training program for all Access Persons on this Code of Ethics.  Such training shall be mandatory for all Access Persons and a written record shall be kept of attendance at such meetings.
(12-01)